CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated October 30, 2018, relating to the financial statements and financial highlights of Monteagle Select Value Fund and Monteagle Value Fund, each a series of Monteagle Funds, for the year ended August 31, 2018, and to the references to our firm under the headings “Financial Highlights” and “Representations and Warranties” in the Combined Information Statement and Prospectus.

Cohen & Company, Ltd.

Cleveland, Ohio

July 31, 2019